Exhibit 99.1

Dear Shareholders,

Earlier this year, we laid out the goal to transition to B samples, and I am happy to report, we are almost there. We expect to sign a B-sample joint development agreement (JDA) with one of our OEM customers in the next few weeks. This would be the world’s first automotive B-sample for Li-Metal and would also be a historic milestone for SES, the battery industry, and the future of transportation.

We had to overcome monumental challenges to get to this point. One of the most important challenges was safety. And we are not talking about lab-scale safety, we are talking about practical real-world safety. In the battery industry, there is an inherent tradeoff between energy density and safety. Many companies improve safety by using “safer chemistries” such as lithium iron phosphate (LFP) cathodes or solid-state electrolytes. LFP cathodes are indeed safer than high Ni (nickel) cathodes and, in theory, solid-state appears to be less volatile than liquid Li-Metal. So why hasn’t SES also switched to these “safer chemistries”? While these “safer chemistries” appear to improve safety, we believe they make unacceptable compromises to energy density, manufacturability and other important parameters.

For example, an LFP cathode has about half the energy density of a high Ni cathode and solid-state electrolytes have yet to prove they can be manufactured at scale and perform in a cell that can actually be used in a real-world application. So what is the point?

We do not want our Li-Metal cells to be impractical but safe, we want our cells to be alive, powerful and safe. Our goal all along has been to improve safety without any compromises to other parameters. We start with a high energy density approach that has inherently higher safety risk than a lower energy density solution, and we make it safe. It has been extremely difficult. But we have always chosen to do things the hard way.

This is what we will have achieved to qualify for automotive B-samples for Li-Metal. No one thought Li-Metal with high a Ni cathode would achieve the level of practical safety that we recently demonstrated in our internal testing. This has been the culmination of very exciting fundamental breakthroughs in battery materials and engineering. Even advanced Li-ion with high a Ni cathode can have severe safety risks, our advancements address the safety issues in both Li-ion and Li-Metal.

For example, our new high Ni cathode active materials have the same capacity as equivalent traditional high Ni cathodes but are much more stable. Our new cathode electrode coating and treatment process allows the same cathode to pass rigorous safety tests including nail penetration and heating, has new pouch cell engineering with a self-venting mechanism that allows a gradual safe release of energy during thermal runaway, a new electrolyte that is safer with no compromises on performance, a new protected lithium metal anode, and a new charging protocol that improves overall safety. These are fundamental breakthroughs in both engineering and materials, not just for Li-Metal, but also for Li-ion, especially our developments in the cathode. We are now able to delay the thermal runaway onset temperature, and reduce peak temperature and pressure during thermal runaway significantly.

Some companies that are in earlier stage of Li-Metal development talk about dreams of perfectly safe batteries. In most cases the battery capacity or energy density of these cells are so low that we believe they will have no real-world applications. To be in automotive B-sample, the most advanced in Li-Metal development anywhere in the world, we deal with practical safety concerns, not dreams on paper.

It is exhilarating to see our batteries during safety testing going from big explosions to small explosions to big fires to small fires to just smoke. It feels like witnessing a successful rocket launch after many failures.

Letter to Our Shareholders | November 7, 2023

We recently completed our second testing bunker. Now we have even greater resources to test new things. For many companies, risk means danger and is avoided. For SES, risk means innovation and our culture embraces risk by creating a safe environment to test unsafe things. Without these testing bunkers, without this safe environment to test unsafe things, we would not be able to understand the mechanism, we would not be able to make unsafe things safe, and next generation Li-Metal batteries and transportation would not be able to move forward.

In terms of manufacturability, last quarter we indicated we would increase our A-sample lines to 1000 large capacity 100Ah cells per line per month from approximately 500 per month. November will be the first month that we will attempt to build 1000 A-sample 100Ah cells at our Chungju line in South Korea . The cells will be used for both internal testing and OEM sample qualification, and avatar safety prediction algorithm training.

Test bunkers where we safely test thousands of Li-Metal cells

At the upcoming Battery World 2023 in December, we will demonstrate some exciting videos of high energy density Li-Metal batteries passing very rigorous safety tests. Initially, we never thought we could achieve such safety while maintaining high energy density. We believe these breakthroughs will ultimately be major milestones toward the eventual commercialization of large capacity high energy density Li-Metal cells for automotive applications.

We currently have three A-sample lines in operation and two B-sample lines under preparation – one line for an EV application and one for a UAM application. For the two B-sample lines we are in the final stages of completing our vendor qualification reviews. We expect to continue to use the A-sample lines for B-sample cell development until the new B-sample lines become operational in 2024. By running our lines up to 1000

Letter to Our Shareholders | November 7, 2023

Letter to Our Shareholders | November 7, 2023

large 100Ah cells per month, we will also gain valuable experience in Avatar cell traceability and quality system development. To help this process, we have hired a dedicated field data collection team to help ensure that the data we are gathering and the processes we are using are robust. This team helps our avatar algorithm safety prediction tremendously by providing verifiable and complete data.

In summary, earlier this year, we established a milestone to transition to B-samples and we are almost there. This is a major milestone for us, and for the battery and transportation industry. Importantly, this is a result of solid fundamental hardcore material chemistry and cell engineering breakthroughs in safety for high energy density Li-Metal batteries with high Ni cathodes.

From A-samples to B-samples JDAs with EV OEMs, the most important value of these JDAs is helping us build a solid foundation in technology development, process development, engineering development, quality development, and manufacturing development. With this solid foundation, we are now able to expand into other applications that are ideal for our unique high energy density and high-power density Li-Metal batteries, such as drones and the Urban Air Mobility (UAM) market. These new potential applications also represent early-stage commercialization opportunities for SES. We are very excited about the UAM opportunity and believe that Li-Metal will enable the UAM market in the 2020s the same way that Li-ion enabled portable consumer electronics in the 1990s.

The world’s first Li-Metal B-sample will be a small step for SES, but has the potential to be a giant milestone for the future of sustainable transportation both on land and in the air.

3Q23 Financial Highlights and Outlook

In the third quarter, we reported operating expenses of $19.4 million, reflecting research and development expenses of $8.5 million and general and administrative expenses of $10.9 million. On a fully-diluted basis, our net loss attributable to common stockholders was a loss of $0.04 per share. Year-to-date, cash used in operations was $43.9 million. CapEx so far this year has been $12.3 million. Importantly, our balance sheet remains very strong. We ended the third quarter with combined cash, cash equivalents, and marketable securities of $342 million. We continue to believe our liquidity is sufficient to reach commercialization.

Our updated guidance for total cash usage in 2023 is now $85 - $105 million. This is comprised of cash usage from operations of $65 - $75 million and for capital expenditures in the range of $20 - $30 million. We continue to be very prudent with our cash. We have a very practical process to evaluate where we should spend our cash in order to execute on our business plan and drive our commercialization roadmap forward while we keep investing in core material innovations with the goal to always stay ahead of our competition. We are in the final stage of completing vendor qualification reviews for line 4 and line 5 in preparation for B-samples. As a result, we expect the bulk of our capital expenditures for line 4 and line 5 to fall in the first-half of calendar year 2024. We are making significant progress and remain on track for the transition to B-samples by the end of this year. Our strong liquidity position allows us to invest in next generation manufacturing lines while continuing to innovate and stay at the forefront of battery material science, as well as attract and retain top talent.

Qichao HuJing Nealis

Founder, CEO and ChairmanChief Financial Officer

Letter to Our Shareholders | November 7, 2023

Forward-Looking Statements

This letter contains statements that SES believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements are based on the beliefs and assumptions of the management of SES. Although SES believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot provide assurance that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of SES’s assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to the following risks: risks related to the development and commercialization of SES’s battery technology and the timing and achievement of expected business milestones; risks relating to the uncertainty of achieving and maintaining profitability; risks relating to the uncertainty of meeting future capital requirements; the ability of SES to integrate its products into electric vehicles (“EVs”) and Urban Air Mobility (“UAM") and other applications; the risk that delays in the pre-manufacturing development of SES’s battery cells could adversely affect SES’s business and prospects; potential supply chain difficulties; the ability of SES to engage target original equipment manufacturers (“OEMs”) customers successfully and integrate SES’s products into EVs manufactured by OEM customers; the ability to obtain raw materials, components or equipment through new or existing supply relationships; risks resulting from SES’s joint development agreements and other strategic alliances and investments; product liability and other potential litigation, regulation and legal compliance; SES’s ability to attract, train and retain highly skilled employees and key personnel; the uncertainty in global economic conditions and risks relating to health epidemics, including the COVID-19 pandemic and any operational interruptions; developments in alternative technology or other fossil fuel alternatives; risks related to SES’s intellectual property; business, regulatory, political, operational, financial and economic risks related to SES’s business operations outside the United States; SES has identified material weaknesses in its internal control over financial reporting and may identify material weaknesses in the future or otherwise fail to develop or maintain an effective system of internal controls; the volatility of SES’s common stock and value of SES’s public warrants; and the other risks described in “Part I, Item 1A. Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on March 16, 2023 and other documents filed from time to time with the SEC. There may be additional risks that SES presently knows and/or believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect SES’s expectations, plans or forecasts of future events and views only as of the date of this press release. SES anticipates that subsequent events and developments will cause its assessments to change. However, while SES may elect to update these forward-looking statements at some point in the future, SES specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing SES’s assessments as of any date subsequent to the date of this letter.

SES AI Corporation

Condensed Consolidated Balance Sheet(1)

(Unaudited)

(in thousands, except share and per share amounts)	September 30, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$49,938	$106,623
Short-term investments	292,225	283,460
Receivable from related party	2,481	2,383
Inventories	596	383
Prepaid expenses and other current assets	6,877	3,792
Total current assets	352,117	396,641
Property and equipment, net	34,995	27,756
Intangible assets, net	1,377	1,473
Right-of-use assets, net	11,341	11,363
Other assets	3,423	3,206
Total assets	$403,253	$440,439
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$5,820	$6,187
Operating lease liabilities, current	2,144	1,899
Accrued expenses and other current liabilities	7,837	11,271
Total current liabilities	15,801	19,357
Sponsor Earn-Out Liability	5,549	10,961
Operating lease liabilities, non-current	9,534	10,165
Unearned government grant	6,209	6,657
Other liabilities	2,437	1,760
Total liabilities	39,530	48,900
Commitments and contingencies (Note 9)
Stockholders’ Equity
Common stock: Class A shares, $0.0001 par value, 2,100,000,000 shares authorized; 307,839,557 and 305,833,589 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively; Class B shares, $0.0001 par value, 200,000,000 shares authorized; 43,881,251 shares issued and outstanding as of September 30, 2023 and December 31, 2022	35	35
Additional paid-in capital	554,403	538,041
Accumulated deficit	(187,933)	(145,286)
Accumulated other comprehensive loss	(2,782)	(1,251)
Total stockholders' equity	363,723	391,539
Total liabilities stockholders' equity	$403,253	$440,439

SES AI Corporation

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)(1)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share amounts)	2023	2022	2023	2022
Operating expenses:
Research and development	$8,472	$8,421	$23,308	$19,680
General and administrative	10,885	13,308	36,932	40,305
Total operating expenses	19,357	21,729	60,240	59,985
Loss from operations	(19,357)	(21,729)	(60,240)	(59,985)
Other income (expense):
Interest income, net	4,197	1,972	12,466	2,460
Gain (loss) on change in fair value of Sponsor Earn-Out Liability, net	1,917	(4,870)	5,412	16,400
Other income (expense), net	(22)	420	393	(911)
Total other income (expense), net	6,092	(2,478)	18,271	17,949
Loss before income taxes	(13,265)	(24,207)	(41,969)	(42,036)
Provision for income taxes	(208)	(121)	(678)	(310)
Net loss	(13,473)	(24,328)	(42,647)	(42,346)
Other comprehensive (loss) income:
Unrealized gain (loss) on investments	242	—	(12)	—
Foreign currency translation adjustment	(99)	(1,194)	(1,519)	(2,462)
Total comprehensive loss	$(13,330)	$(25,522)	$(44,178)	$(44,808)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.04)	$(0.08)	$(0.14)	$(0.15)

Weighted-average common shares outstanding:
Basic and diluted	315,627,263	311,680,656	314,550,810	280,859,250

SES AI Corporation

Condensed Consolidated Statements of Cash Flows(1)

(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2023	2022
Cash Flows From Operating Activities
Net loss	$(42,647)	$(42,346)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	16,205	15,947
Accretion income from marketable securities	(8,608)	—
Depreciation and amortization	3,928	1,580
Gain from change in fair value of Sponsor Earn-Out liability	(5,412)	(16,400)
Other	(511)	(371)
Changes in operating assets and liabilities:
Receivable from related party	(98)	5,943
Inventories	(243)	—
Prepaid expenses and other assets	(3,336)	(3,401)
Accounts payable	625	(761)
Accrued expenses and other liabilities	(3,797)	2,002
Net cash used in operating activities	(43,894)	(37,807)
Cash Flows From Investing Activities
Purchases of property and equipment	(12,281)	(10,645)
Purchase of marketable securities	(180,051)	—
Maturities of marketable securities	180,000	—
Net cash used in investing activities	(12,332)	(10,645)
Cash Flows From Financing Activities
Proceeds from Business Combination and PIPE Financing, net of issuance costs	—	282,940
Proceeds from stock option exercises	157	260
Net cash provided by financing activities	157	283,200
Effect of exchange rates on cash	(664)	(639)
Net (decrease) increase in cash, cash equivalents and restricted cash	(56,732)	234,109
Cash, cash equivalents and restricted cash at beginning of period (Note 4)	107,936	161,044
Cash, cash equivalents and restricted cash at end of period (Note 4)	$51,204	$395,153

Supplemental Non-Cash Information:
Accounts payable and accrued expenses related to purchases of property and equipment	$4,384	$4,668
Lease liabilities arising from obtaining right-of-use assets	$1,751	$1,565
Conversion of Redeemable Convertible Preferred Stock to shares of Class A Common Stock	$—	$(269,941)
Release of accrued transaction costs related to Business Combination and PIPE Financing	$—	$6,174
Liabilities acquired in the Business Combination	$—	$(387)

(1) The business combination between SES AI Corporation’s (“SES”) predecessor, SES Holdings Pte. Ltd. (“Old SES”), and Ivanhoe Capital Acquisition Corp. (“Ivanhoe”), which closed on February 3, 2022 (the “Closing”), is accounted for as a reverse recapitalization under U.S. GAAP. Under this method of accounting, Ivanhoe has been treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of SES represent a continuation of the financial statements of Old SES with the business combination being treated as the equivalent of Old SES issuing shares for the net assets of Ivanhoe, accompanied by a recapitalization. The net assets of Ivanhoe are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Closing are those of Old SES. As a result, the unaudited condensed consolidated financial statements reflect (i) the historical operating results of Old SES prior to the Closing; (ii) the combined results of SES and Old SES following the Closing; (iii) the assets and liabilities of Old SES at their historical cost; and (iv) share and per share amounts prior to the Closing have been retroactively converted using the exchange ratio for the business combination. See our Form 10-K for the year ended December 31, 2022 for additional information.